EXHIBIT 4.9

JPMorgan Chase Bank, National Association

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

October 15, 2007

Rayonier Inc.

50 North Laura Street

Jacksonville, FL 32202

Re: Issuer Warrant Transaction Amendment

Rayonier Inc. (“Issuer”) and JPMorgan Chase Bank, National Association, London Branch (“Dealer”) have entered into a confirmation dated as of October 10, 2007 (the “Confirmation”) relating to Warrants on shares of common stock (no par value) of Issuer issued by Issuer to Dealer. This letter agreement (this “Amendment”) amends the terms and conditions of the Transaction (the “Transaction”) evidenced by the Confirmation.

Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

1. Amendments. The Confirmation is hereby amended as follows:

a. Number of Warrants and Expiration Date. The Numbers of Warrants and Expiration Dates specified in the Confirmation are hereby replaced in their entirety with the Numbers of Warrants and Expiration Dates set forth on Annex A attached hereto.

b. Additional Premium. The “Premium” shall be USD7,234,500.

c. Capped Number. The number “3,192,578” set forth in Section 8(e) of the Confirmation is hereby replaced with the number “3,831,094”.

2. Effectiveness. This Amendment shall become effective upon execution by the parties hereto.

3. No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

5. Governing Law. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it in the manner indicated in the attached cover letter.

Yours faithfully,

J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association

By:
Authorized Signatory
Name:

Confirmed as of the date first above written:

RAYONIER INC.

By:
Name:
Title:

Annex A

For each Component of the Transaction, the Number of Warrants and Expiration Date are set forth below.

Component Number	Number of Warrants	Expiration Date
1.	38,311	January 15, 2013
2.	38,311	January 16, 2013
3.	38,311	January 17, 2013
4.	38,311	January 18, 2013
5.	38,311	January 22, 2013
6.	38,311	January 23, 2013
7.	38,311	January 24, 2013
8.	38,311	January 25, 2013
9.	38,311	January 28, 2013
10.	38,311	January 29, 2013
11.	38,311	January 30, 2013
12.	38,311	January 31, 2013
13.	38,311	February 1, 2013
14.	38,311	February 4, 2013
15.	38,311	February 5, 2013
16.	38,311	February 6, 2013
17.	38,311	February 7, 2013
18.	38,311	February 8, 2013
19.	38,311	February 11, 2013
20.	38,311	February 12, 2013
21.	38,311	February 13, 2013
22.	38,311	February 14, 2013
23.	38,311	February 15, 2013
24.	38,311	February 19, 2013
25.	38,311	February 20, 2013
26.	38,311	February 21, 2013
27.	38,311	February 22, 2013
28.	38,311	February 25, 2013
29.	38,311	February 26, 2013
30.	38,311	February 27, 2013
31.	38,311	February 28, 2013
32.	38,311	March 1, 2013
33.	38,311	March 4, 2013
34.	38,311	March 5, 2013
35.	38,311	March 6, 2013
36.	38,311	March 7, 2013
37.	38,311	March 8, 2013
38.	38,311	March 11, 2013
39.	38,311	March 12, 2013
40.	38,311	March 13, 2013
41.	38,311	March 14, 2013
42.	38,311	March 15, 2013
43.	38,311	March 18, 2013
44.	38,311	March 19, 2013
45.	38,311	March 20, 2013
46.	38,311	March 21, 2013
47.	38,311	March 22, 2013
48.	38,311	March 25, 2013
49.	38,311	March 26, 2013
50.	38,308	March 27, 2013